SCHEDULE 1

				  	10f-3 REPORT

				 SMITH BARNEY MUNI FUNDS
   			           NATIONAL PORTFOLIO

			   May 1, 2002 through July 31, 2002

			  Trade						% of
Issuer			   Date	    Selling Dealer  Amount  Price     Issue (1)
Memphis-Shelby, TN Sports 5/17/2002 Goldman Sachs  $3,000,000 $96.832 14.41%A
   Authority Arena PJ A
   5.125% due 11/1/2028

Metropolitan Pier & Expo 6/14/2002  Loop Securities 250,000    95.482	1.87B
   Authority, IL
   5.000% due 12/15/2028

Metropolitan Pier & Expo 6/14/2002  ABN AMRO Bank  3,000,000	58.274	0.28
   STP 5.50 2012
   0.000% due 6/15/2020

Metropolitan Pier & Expo 6/14/2002  Morgan Stanley 3,000,000	57.992	.028
   STP 5.55 2012		    Dean Witter
   0.000% due 6/15/2020

Tobacco Settlement Corp. 6/24/2002  PaineWebberInc. 5,000,000	98.821	1.54
   R.I. AL 7.55
   6.000% due 6/1/2023

(1) Represents purchases by all affiliated funds; may not exceed
        25% of the principalamount of the offering.



A - Includes purchases of $13,335,000 by other Smith Barney Mutual Funds. B - Includes purchases of $20,000,000 by other Smith Barney Mutual Funds.